Exhibit 10.6

ASSIGNMENT OF CONTRACT

This Assignment of Contract (the “Assignment”) is made and entered on February 11, 2009 by and between IndieShares, LLC, a Washington limited liability company (the “Assignor”), and Waitlist, LLC, a Washington limited liability company (the “Assignee”), (individually “Party” and collectively the “Parties”). Assignor is a party in the Option/Purchase Agreement (the “Contract”) dated September 21, 2007 between Assignor and Sheila Jenca (the “Other Party”).

The Parties agree as follows:

1.	ASSIGNMENT

Per Section 17 of the Contract, Assignor hereby assigns to Assignee all of its interests, rights, and title held by Assignor in and to the Contract.

2.	ASSUMPTION OF OBLIGATIONS

Assignee acknowledges the receipt of a copy of the Contract. Assignee hereby assumes all of Assignor’s interests, rights, duties, and obligations remaining in the Contract as if Assignee were an original party therein.

3.	INDEMNIFICATION

Assignee will indemnify, protect, and hold Assignor harmless from and against any and all loss, cost, or damage in any way related to Assignee’s breach or default of the obligations or covenants in the Contract or this Assignment.

4.	ASSIGNOR’S REPRESENTATIONS

Assignor warrants that the Contract, including any amendments thereto, is in full force and effect and fully assignable without the consent of the Other Party. Assignor further warrants that the contract rights transferred in this Assignment are free of any lien, encumbrance, or adverse claim.

5.	WAIVER

The failure of either Party to enforce any provisions of this Assignment shall not be deemed a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Assignment.

6.	ADDITIONAL TERMS AND CONDITIONS

None.

IN WITNESS WHEREOF, the Parties have caused this Assignment to be executed the day and year first above written.

For Assignor		For Assignee

By:	/s/ JAY T SCHWARTZ	By:	/s/ GEORGE R. BRUMDER
Name:	Jay T Schwartz	Name:	George R. Brumder
Title:	President of IndieShares, LLC	Title:	Director of Waitlist, LLC